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                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Ambac Assurance Corporation

We consent to the incorporation by reference in the registration statement (No. 333-75295) of Advanta Mortgage Loan Trust 1999-3 (the "Registrant"), and the Preliminary Prospectus Supplement of the Registrant (the "Preliminary Prospectus Supplement"), via the Form 8-K of the Registrant dated August 16, 1999, of our report dated January 27, 1999 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, which report appears in the Form 10-K of Ambac Financial Group, Inc. which was filed with the Securities and Exchange Commission on March 30, 1999 and to the reference to our firm under the heading "Experts" in the Preliminary Prospectus Supplement.


                                                  /s/ KPMG LLP
                                                  --------------------


New York, New York
August 16, 1999